SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     Date of Report (Date of earliest event
                                   reported):
                                  March 1, 2002


                        HOME PROPERTIES OF NEW YORK, INC.
             (Exact name of Registrant as specified in its Charter)


                           MARYLAND 1-13136 16-1455126
     (State or other jurisdiction (Commission file number) (I.R.S. Employer of incorporation or organization Identification Number)


                               850 CLINTON SQUARE
                            ROCHESTER, NEW YORK 14604
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (585) 546-4900







                                 Not applicable
          (Former name or former address, if changed since last report)

                        HOME PROPERTIES OF NEW YORK, INC.

                                 CURRENT REPORT
                                   ON FORM 8-K


Item 5.  Other Events

Home Properties of New York, Inc. (the "Company") conducts its business through Home Properties of New York, L.P., a New York limited partnership (the "Operating Partnership"). During 2002, the Operating Partnership purchased the following 14 apartment communities (referred to herein as the "Acquisition Properties") in 4 unrelated transactions. None of these four acquisition transactions constitute a "significant subsidiary" and the communities were not acquired from a related party.

Community                                                     Acquisition Date
---------                                                     ----------------
Cambridge Village*                                            March 1, 2002
Stratford Greens*                                             March 1, 2002
Westwood Village*                                             March 1, 2002
Woodmont Village*                                             March 1, 2002
Yorkshire Village*                                            March 1, 2002
Green Acres*                                                  March 1, 2002
Hawthorne Court* (formally Concord Village)                   April 4, 2002
Hawthorne Estates* (formally Concord Estates)                 April 4, 2002
Heritage Square   *                                           April 4, 2002
Muncy Apartments*                                             May 31, 2002
Holiday Square Apartments*                                    May 31, 2002
Gardencrest Apartments                                        June 28, 2002
Brittany Place Apartments                                     August 22, 2002
Cider Mill Apartments*                                        September 27, 2002

Holiday Properties. On March 1, 2002, April 4, 2002 and May 31, 2002, the Operating Partnership acquired 11 apartment communities totaling 1,688 units primarily in Long Island, New York (noted with an * above) from one seller pursuant to a single purchase agreement (referred to herein as the "Holiday Properties"). The combined purchase price of the portfolio of $149.5 million was funded by $66.7 million of assumed mortgage debt, $61.0 million of available cash, and $21.8 million in proceeds received from common equity offerings. The mortgages have effective interest rates ranging between 5.21% -6.45% and mature on dates ranging from 2005 to 2009.

Gardencrest  Apartments.  On June 28, 2002, the Operating  Partnership  acquired
Gardencrest Apartments with a total of 696 units located in Waltham, Massachusetts. Consideration for the $85.8 million purchase price was funded by $6 million of assumed mortgage debt, $21.8 million in cash, and $58 million from the Company's line of credit. The mortgage has an effective interest rate of 6.00% and matures in 2007.

Brittany Place Apartments. On August 22, 2002, the Operating Partnership acquired Brittany Place Apartments with a total of 591 units located in Greenbelt, Maryland. Consideration for the $44.9 million purchase price included $20.9 of assumed mortgage debt and $24 from the Company's line of credit. The mortgage has an effective interest rate of 4.78% and matures in 2007.

Cider Mill Apartments. On September 27, 2002, the Operating Partnership acquired Cider Mill Apartments, an 864-unit community located in Gaithersburg, Maryland. The purchase price of $81.3 million was funded by the assumption of $48.8 million in mortgage debt, the issuance of $11.5 million in Operating Partnership Units ("OP Units") in the Operating Partnership, and $21 million in cash from available funds. The OP Units are exchangeable for shares of the Company's common stock on a one-for-one basis. The mortgage has an effective interest rate of 4.72% and matures in 2010.

The Holiday Properties along with Cider Mill Apartments are collectively referred to herein as the "Selected Acquisition Properties".

In determining the price paid for the Acquisition Properties, the Company considered the historical and expected cash flow from the properties, the nature of the occupancy trends and terms of the leases in place, current operating costs and taxes, the physical condition of the properties, the potential to increase their cash flow and other factors. The Company also considered the capitalization rates at which it believes apartment properties have recently sold, but determined the prices it was willing to pay for the properties primarily based on the factors discussed above. No independent appraisals were performed in connection with the acquisitions. The Company, after investigation of the properties, is not aware of any material factors, other than those enumerated above, that would cause the financial information reported to not be necessarily indicative of future expected operating results.

In addition, the Company sold the following eight apartment communities during 2002 (referred to herein as the "Sale Properties"). These dispositions were not deemed to be "significant" and are reported herein for informational purposes only. In addition, all of the Sale Properties, excluding Carriage Hill Apartments, were classified as discontinued operations as of and for the six-month period ended June 30, 2002. Carriage Hill Apartments will be classified as discontinued operations for the ninth-month period ended September 30, 2002.

Community                                                     Disposition Date
------------------                                            ----------------
Lansdowne Apartments                                          January 23, 2002
Ridgeway Court Apartments                                     January 23, 2002
Old Friends Apartments                                        January 24, 2002
Finger Lakes Manor                                            April 4, 2002
Conifer Village                                               April 4, 2002
Rolling Park Apartments                                       May 31, 2002
Cloverleaf Village                                            June 28, 2002
Carriage Hill Apartments                                      August 9, 2002


Lansdowne  Apartments - On January 23, 2002,  the Company  completed the sale of
Lansdowne   Apartments.   The  222-unit   community   located  in  Philadelphia,
Pennsylvania was sold for $8.8 million.

Ridgeway Court Apartments - On January 23, 2002, the Company also sold Ridgeway Court, located in Philadelphia, Pennsylvania. Total consideration received for the 66-unit apartment community was $2.6 million.

Old Friends Apartments - On January 24, 2002, Old Friends Apartments in Baltimore, Maryland was sold. The total sales price for the 51-unit apartment community was $2.5 million.

Finger Lakes Manor - On April 4, 2002, the Company completed the sale of Finger Lakes Manor Apartments. The 199-unit community in Syracuse, New York was sold for $7.1 million.

Conifer Village - On April 4, 2002, the Company also sold Conifer Village, located in Rochester, New York. Total consideration paid for the 153-unit apartment community was $7.9 million.

Rolling Park Apartments - On May 31, 2002, the Company sold Rolling Park, a 144-unit apartment community in Rolling Park, Maryland. The total sales price was $8.3 million.

Cloverleaf Village - On June 28, 2002, Cloverleaf Village Apartments in Pleasant Hills, Pennsylvania was sold. The sales price for the 148-unit apartment community was $5.3 million.

Carriage Hill Apartments - On August 9, 2002, the Company sold Carriage Hill Apartments in Richmond, Virginia. The 664-unit apartment community was sold for $41.6 million.

Item 7.  Financial Statements and Exhibits.

     a.       Financial Statements of the Selected Acquisition Properties:

              Item 7 of this report includes (i) unaudited statements of revenues and certain expenses for each of the Selected Acquisition Properties for the period January 1, 2002 through the date of acquisition, or June 30, 2002, the Company's last fiscal quarter prior to the acquisition date, as appropriate, and (ii) audited statements of revenues and certain expenses for the year ended December 31, 2001 for each of the Selected Acquisition Properties. See pages F-1 to F-7.

              None of the Acquisition Properties constitute a "significant subsidiary" pursuant to the Regulation S-X rules. Audited statements of revenues and certain expenses for the year ended December 31, 2001 and related unaudited financial information for the period through the acquisition date or the Company's appropriate quarterly reporting period are presented herein only for the Selected Acquisition Properties, which represent a majority of the Acquisition Properties. An audited statement of revenues and certain expenses for the year ended December 31, 2001 and related unaudited financial information for the period through the acquisition date or the Company's appropriate quarterly reporting period of Gardencrest Apartments and Brittany Place Apartments have not been presented as these apartment communities were individually below the 5% materiality threshold to require presentation under Regulation S-X Rule 3-14.

     b.       Pro Forma Financial Information:

              Pro forma condensed consolidated balance sheet of the Company as of June 30, 2002 and related notes (unaudited). See pages F-8 to F-9.

              Pro forma condensed consolidated statement of operations of the Company for the six-month period ended June 30, 2002 and for the year ended December 31, 2001 (unaudited). See pages F-10 to F-12.

              Notes to the pro forma consolidated statement of operations of the Company for the six-month period ended June 30, 2002 and for the year ended December 31, 2001 (unaudited). See pages F-13 to F-16.

     c.       Estimated   twelve-month  pro  forma  statement  of  taxable  net
              operating income and operating funds available. See pages F-17 to F-18.

     d.       Exhibit 23.0 -  Consent of PricewaterhouseCoopers LLP

                        Report of Independent Accountants


To the Board of Directors and Shareholders of Home Properties of New York, Inc.:

We have audited the accompanying Combined Statement of Revenues and Certain Expenses of the Holiday Properties for the year ended December 31, 2001. This historical statement is the responsibility of Holiday Properties' management. Our responsibility is to express an opinion on this historical statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying historical statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Form 8-K of Home Properties of New York, Inc.) as described in
Note 2 and is not intended to be a complete presentation of the Holiday Properties' revenues and expenses.

In our opinion, the combined historical statement referred to above presents fairly, in all material respects, the combined revenues and certain expenses described in Note 2 of the Holiday Properties for the year ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.


/s/ PricewaterhouseCoopers LLP
Cleveland, Ohio
October 23, 2002


Holiday Properties
Combined  Statements  of Revenues  and Certain
Expenses                                                                                      For the Period
(In thousands)                                                          For the Year           January 1,
----------------------------------------------                             Ended                through
                                                                        December 31,         Acquisition Dates
                                                                           2001              in 2002 (Note 1)
                                                                   -----------------     ---------------------
Revenues:
     Minimum rent                                                        $   20,512                  $   4,525
     Other income                                                               883                         55
                                                                   -----------------     ---------------------
                                                                             21,395                      4,580
                                                                   -----------------     ---------------------

Certain expenses:
     Operating and maintenance                                                 5,529                     1,043
     Real estate taxes                                                         4,246                       888
                                                                   -----------------     ---------------------
                                                                               9,775                     1,931
                                                                   -----------------     ---------------------

Revenues in excess of certain expenses                                    $   11,620                 $   2,649
                                                                   =================     =====================


































The accompanying notes are an integral part of these financial statements.

Holiday Properties
Notes to Combined Statements of Revenues and Certain Expenses
For the Year Ended December 31, 2001 and the Period January 1, 2002 through the Acquisition Dates in 2002 (Unaudited)
--------------------------------------------------------------------------------
1.     OPERATIONS OF PROPERTIES

       The accompanying combined statements of revenues and certain expenses include the operations (see Note 2) of Concord Village, Heritage Square Apartments, Holiday Square Apartments, Muncy Apartments, Cambridge Village, Stratford Greens, Westwood Village, Woodmont Village, Yorkshire Village, Concord Estates, and Green Acres (the "Holiday Properties") residential properties formerly owned and managed by an entity not related to Home Properties of New York, Inc. (the "Company").

       On March 1, 2002, the Company, through its subsidiary Home Properties of New York, L.P., acquired Cambridge Village, Stratford Greens, Westwood Village, Woodmont Village, Yorkshire Village and Green Acres (the "Initial Acquisition"), comprised of 1,031 apartment units located in five communities in New York and Pennsylvania. Total consideration for the Initial Acquisition was $100.3 million, which was funded through $47 million in assumed debt and $53.3 million in cash. The mortgages carry stated interest rates of 6.875% to 8.50% and mature at various dates through November 1, 2009.

       On April 4, 2002, the Company, through its subsidiary Home Properties of New York, L.P., acquired Concord Village, Heritage Square Apartments, and Concord Estates (the "Second Acquisition"), comprised of 514 apartment units located in two communities in New York. Total consideration for the Second Acquisition was $37.3 million, which was funded through $13.4 million in assumed debt and $23.9 million in cash. The mortgages carry stated interest rates of 8.25% to 8.775% and mature at various dates through November 1, 2006.

       On May 31, 2002, the Company, through its subsidiary Home Properties of New York, L.P., acquired Muncy Apartments and Holiday Square Apartments (the "Third Acquisition"), comprised of 143 apartment units located in two communities in New York. Total consideration for the Third Acquisition was $9.5 million, which was funded through $3.9 million in assumed debt and $5.6 million in cash. The mortgage carries a stated interest rate of 10.85% through September 1, 2003 and 6.125% through its maturity on March 1, 2024.

       The Initial Acquisition, Second Acquisition and Third Acquisition were made pursuant to a single purchase agreement between the Company and the seller and contained multiple closing dates. As a result, a combined presentation of the historical statements is considered to be the most meaningful.

2.     BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       Basis of Presentation
       The accompanying combined financial statements have been prepared on the accrual basis of accounting.

       The accompanying combined financial statements are not representative of the actual operations of the Holiday Properties for the periods presented. As required by the Securities and Exchange Commission, Regulation S-X, Rule 3-14, certain expenses, which may not be comparable to the proposed future operations of the Holiday Properties have been excluded. Expenses excluded relate to property management fees, interest expense, depreciation and amortization expense, and other expenses unrelated to the future operations of the Holiday Properties. The Company is not aware of any material factors relating to the Holiday Properties that would cause the reported financial information not to be necessarily indicative of future operating results.

Holiday Properties
Notes to Combined Statements of Revenues and Certain Expenses
For the Year Ended December 31, 2001 and the Period January 1, 2002 through the Acquisition Dates in 2002 (Unaudited)
--------------------------------------------------------------------------------

       Real Estate
       Expenditures for repairs and maintenance  items are expensed as incurred.
       Costs  related  to  the   acquisition  and  improvement  of  the  Holiday
       Properties and related assets are capitalized.

       Revenue Recognition
       Rental income attributable to residential leases is recorded when due from residents. Leases are generally for terms of one year.

       Use of Estimates in the Preparation of Financial Statements
       The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       Interim Unaudited Combined Financial Statements
       The accompanying interim combined statement of revenues and certain expenses for the period from January 1, 2002 through the acquisition dates of each of the properties comprising the Holiday Properties (Note
       1), is unaudited. However, in the opinion of the Company, the interim statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim period. The results for the period presented are not necessarily indicative of the results for the full year.

                        Report of Independent Accountants


To the Board of Directors and Shareholders of Home Properties of New York, Inc.:

We have audited the accompanying Statement of Revenues and Certain Expenses of Cider Mill Apartments, Gaithersburg, Maryland (the "Property") for the year ended December 31, 2001. This historical statement is the responsibility of the Property's management. Our responsibility is to express an opinion on this historical statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying historical statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Form 8-K of Home Properties of New York, Inc.) as described in
Note 1 and is not intended to be a complete presentation of Cider Mill Apartments' revenues and expenses.

In our opinion, the historical statement referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 1 of Cider Mill Apartments for the year December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.


/s/ PricewaterhouseCoopers LLP
Cleveland, Ohio
October 15, 2002

Cider Mill Apartments
Statements of Revenues and Certain Expenses
(In thousands)
--------------------------------------------------------------------------------


                                                                           For the Year          For the Six-Month
                                                                               Ended               Period Ended
                                                                           December 31,           June 30, 2002
                                                                               2001                (unaudited)
                                                                   ---------------------     ---------------------
Revenues:
     Minimum rent                                                             $   9,106                 $   4,651
     Other income                                                                   543                       199
                                                                   ---------------------     ---------------------
                                                                                  9,649                     4,850
                                                                   ---------------------     ---------------------
 Certain expenses:
     Operating and maintenance                                                    3,302                     1,748
     Real estate taxes                                                              494                       253
                                                                   ---------------------     ---------------------
                                                                                  3,796                     2,001
                                                                   ---------------------     ---------------------

Revenues in excess of certain expenses                                        $   5,853                 $   2,849
                                                                   =====================     =====================



































The accompanying note is an integral part of these financial statements.

Cider Mill Apartments
Note to Statements of Revenues and Certain Expenses
For the Year Ended December 31, 2001 and the Six-Month Period Ended June 30, 2002 (unaudited)
--------------------------------------------------------------------------------

1.     BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       Operations
       The accompanying statement of revenues and certain expenses includes the operations (see "Basis of Presentation" below) of Cider Mill Apartments, a residential property ("the Property") owned and managed by parties not related to Home Properties of New York, Inc. (the "Company").

       On  September  27,  2002,  the  Company,   through  its  subsidiary  Home
       Properties of New York, L.P., acquired the Property. The Property is a residential development located in Gaithersburg, Maryland.

       Total consideration for the acquisition was $73.7 million, which was funded through $40.9 million in assumed debt, $11.8 million of Operating Partnership Units in Home Properties of New York, L.P., and $21 million of cash. The mortgage carries an interest rate of 7.7% and matures in October 2010.

       Basis of Presentation
       The accompanying financial statement has been prepared on the accrual basis of accounting.

       The accompanying financial statement is not representative of the actual operations of the Property for the periods presented. As required by the Securities and Exchange Commission, Regulation S-X, Rule 3-14, certain expenses, which may not be comparable to the expenses expected to be incurred by the Company in the future operation of the Property, have been excluded. Expenses excluded relate to property management fees, audit fees, interest expense, depreciation and amortization expense. The Company is not aware of any material factors relating to the Property that would cause the reported financial information not to be necessarily indicative of future operating results.

       Real Estate
       Expenditures for repairs and maintenance items are expensed as incurred. Costs related to the acquisition and improvement of property and related equipment are capitalized.

       Revenue Recognition
       Rental income attributable to residential leases is recorded when due from residents. Leases are generally for terms of one year.

       Use of Estimates in the Preparation of Financial Statements
       The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       Interim Unaudited Financial Statement
       The accompanying interim statement of revenues and certain expenses for the six-month period ended June 30, 2002 is unaudited; however, in the opinion of the Company, the interim statement includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement for the interim period. The results of such interim period are not necessarily indicative of the results for the full year.

--------------------------------------------------------------------------------
                        HOME PROPERTIES OF NEW YORK, INC.
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 2002
                            (Unaudited, In Thousands)

This unaudited Pro forma Condensed Consolidated Balance Sheet is presented as if the acquisition of Cider Mill Apartments and Brittany Place Apartments and the sale of Carriage Hill Apartments which occurred subsequent to June 30, 2002, had occurred as of June 30, 2002.

Such pro forma information is based upon the historical consolidated balance sheet of the Company as of that date, giving effect to the transactions described above. In management's opinion, all adjustments necessary to reflect the above transactions have been made. This unaudited Pro Forma Condensed Consolidated Balance Sheet should be read in conjunction with the unaudited Pro Forma Consolidated Statement of Operations of the Company presented herein and the historical financial statements and notes thereto of the Company included in the Home Properties of New York, Inc. Form 10-Q and 8-K dated January 23, 2002 (which financial statements reflect the impact of property sales as discontinued operations pursuant to the provisions of SFAS 144 - "Accounting for the Impairment or Disposal of Long-Lived Assets") for the six-month period ended June 30, 2002 and the year ended December 31, 2001, respectively.

This unaudited Pro forma Condensed Consolidated Balance Sheet is not necessarily indicative of what the actual financial position of the Company would have been at June 30, 2002, nor does it purport to represent the future financial position of the Company.

                                                             As of June 30, 2002
                                                  Home
                                               Properties
                                              of New York,        Pro Forma           Company
                                                Inc. (A)       Adjustments (B)       Pro Forma

ASSETS
Real estate, net                                 $2,155,221       $  89,534  (C)     $2,244,755
Cash and cash equivalents                            12,739             690  (D)         13,429
Other assets                                        118,765             (33)            118,732
                                               ------------    ------------        ------------
                                                                        (D)
Total Assets                                     $2,286,725       $  90,191          $2,376,916
                                                 ==========       =========          ==========

LIABILITIES
Mortgage notes payable                           $1,105,041       $  69,653  (E)     $1,174,694
Line of credit                                       58,000           9,288  (F)         67,288
Other liabilities                                    60,097            (276) (D)         59,821
                                              -------------     -------------     -------------
Total Liabilities                                 1,223,138          78,665           1,301,803
                                                -----------       ---------         -----------

Minority interest                                   338,381           8,688  (G)        347,069
                                               ------------        ---------       ------------


STOCKHOLDERS' EQUITY
Convertible Preferred Stock                         114,000                             114,000
Redeemable Preferred Stock                           60,000                              60,000
Common stock                                            262                                 262
Additional paid-in capital                          623,473           2,838 (G)         626,311
Accumulated other comprehensive
 loss                                                  (620)                               (620)
Accumulated deficit                                 (66,228)                            (66,228)
Officer and Director notes for stock
   Purchases                                         (5,681)               -             (5,681)
                                             --------------    -------------     --------------
Total stockholders' equity                          725,206                -            728,044
                                               ------------    -------------       ------------

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                             $2,286,725      ($  90,191)         $2,376,916
                                                 ==========       =========          ==========

                        HOME PROPERTIES OF NEW YORK, INC.
             NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 2002
                            (Unaudited, in Thousands)

(A) Reflects the Company's historical consolidated balance sheet as of June 30, 2002, as reported in the Form 10-Q as of June 30, 2002.

(B) The Company's historical consolidated balance sheet is adjusted to give effect to the acquisition of Cider Mill Apartments on September 27, 2002 and Brittany Place Apartments on August 22, 2002 and the sale of Carriage Hill Apartments on August 22, 2002.

(C)     The acquisitions and disposition in (B) were recorded as follows:

                                                               Appliances &      Total        Mortgages
                                         Land      Building      Equipment    Real Estate      Assumed       Total (1)
                                         ----      --------      ---------    -----------      -------       ---------

       Cider Mill Apartments             $15,552  $  65,023     $   864          $81,439      ($48,795)      $32,644(2)
       Brittany Place Apartments           4,728     38,869         591           44,188       (20,858)       23,330
                                           -----  ---------         ---           ------       --------       ------
                                         $20,280   $103,892      $1,455         $125,627      ($69,653)      $55,974
                                         =======   ========      ======         ========      =========      =======

       Carriage Hill                    ($ 3,984)  ($31,279)   ($   830)         (36,093)
                                        =========  =========   =========         --------
                                                                                 $89,534

         The appliances and equipment have an estimated useful life of ten years and the building has an estimated useful life of 40 years.

          (1) Funded with the Company's  line of credit,  except as indicated in
              (2) below
          (2) Includes the issuance of 326,517 OP Units recorded at $11,526 and funds from the line of credit of $21,118.

(D) The pro forma adjustments reflect the other assets and liabilities of Cider Mill Apartments and Brittany Place Apartments net of the sale of Carriage Hill Apartments as follows:


                                                    Other       Other
                                        Cash        Assets    Liabilities
         Cider Mill Apartments         $  93      $    -       $    -
         Brittany Place Apartments       710           -            -
                                         ---        -------     --------
                                         803           -            -
         Carriage Hill                  (113)        (33)        (276)
                                        -----       ------      -------

                                        $690        ($33)       ($276)
                                        ====        =====       ======

(E) Represents the assumption of mortgages recorded at the approximate fair values in connection with the acquisition of Cider Mill Apartments and Brittany Place Apartments, which occurred subsequent to June 30, 2002.

(F) Represents the increase in the Company's line of credit of $45,251 to fund the cash portion of the purchase price of Cider Mill Apartments and Brittany Place Apartments net of the repayment of $35,963 from the proceeds from the sale of Carriage Hill Apartments subsequent to June 30, 2002.

(G) Reflects the adjustment to minority interest for the issuance of OP Units as described in (C) above of $11,526 and the subsequent rebalancing of minority interest and additional paid in capital of $2,838.

                        HOME PROPERTIES OF NEW YORK, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2002
                    AND FOR THE YEAR ENDED DECEMBER 31, 2001
           (Unaudited, in Thousands, Except Share and Per Share Data)



The unaudited Pro forma Consolidated Statement of Operations for the six-month period ended June 30, 2002 is presented as if the following had occurred on January 1, 2002: (i) the acquisition by the Company of the Acquisition
Properties,  (ii) the  disposition  by the Company of Carriage Hill  Apartments,
(iii) the sale by the Company of 2,400,000 shares of its 9.00% Series F Cumulative Redeemable Preferred Stock in March 2002 and (iv) the sale by the Company of an aggregate of 704,602 common shares in February 2002 in two separate offerings.

The unaudited Pro forma Consolidated Statement of Operations for the year ended December 31, 2001 is presented as if the following had occurred on January 1, 2001: (i) the acquisition by the Company of the Acquisition Properties, (ii) the disposition by the Company of Carriage Hill Apartments, (iii) the acquisition of ten apartment communities in nine separate transactions in 2001 (the "2001 Acquisitions"), (iv) the disposition of 14 apartment communities in six separate transactions in 2001 (the "2001 Sale Properties"), (v) the sale by the Company of 2,400,000 shares of its 9.00% Series F Cumulative Redeemable Preferred Stock in March 2002 and (vi) the sale by the Company of an aggregate of 704,602 common shares in February 2002 in two separate offerings.

Such pro forma information is based upon the historical consolidated results of operations of the Company for the six-month period ended June 30, 2002 and for the year ended December 31, 2001, giving effect to the transactions described above. In management's opinion, all adjustments necessary to reflect the above transactions have been made. The Pro forma Consolidated Statements of Operations should be read in conjunction with the Pro forma Condensed Consolidated Balance Sheet of the Company presented herein and the historical financial statements and notes thereto of the Company included in the Home Properties of New York, Inc. Form 10-Q and 8-K dated January 23, 2002 (which financial statements reflect the impact of property sales as discontinued operations pursuant to the provisions of SFAS 144 - "Accounting for the Impairment or Disposal of Long-Lived Assets") for the six-month period ended June 30, 2002 and the year ended December 31, 2001, respectively.

The unaudited Pro Forma Consolidated Statements of Operations for the six-month period ended June 30, 2002 and for the year ended December 31, 2001 are not necessarily indicative of what the actual results of operations would have been assuming the transactions had occurred as of the beginning of the period presented, nor does it purport to represent the results of operations for future periods.

                        HOME PROPERTIES OF NEW YORK, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2002
           (Unaudited, in Thousands, Except Share and Per Share Data)



                                                                      For the Six-Month Period Ended June 30, 2002
                                                                      --------------------------------------------
                                                                         Home
                                                                    Properties of                           Company
                                                                    New York, Inc.       Pro Forma            Pro
                                                                    Historical (A)    Adjustments (B)        Forma

Revenues:
Rental Income                                                         $182,949          $  12,921           $195,870
Property other income                                                    6,146                314              6,460
Interest and Dividend Income                                               795                  -                795
Other income                                                               581                  -                581
                                                                   ------------      ------------        ------------
Total revenues                                                         190,471             13,235            203,706
                                                                     ---------            -------          ---------
Expenses:
Operating and Maintenance                                               81,653              6,395             88,048
General and Administrative                                               5,921                397 (C)          6,318
Interest                                                                37,042              1,886 (D)         38,928
Depreciation and Amortization                                           31,672              2,254 (E)         33,926
                                                                      --------          ----------        ----------
Total Expenses                                                         156,288             10,932            167,220
                                                                      --------           --------          ---------
Income before loss on disposition of property, minority interest
   and discontinued operations                                          34,183              2,303             36,486
Loss on disposition of property                                           (402)                 -               (402)
                                                                   -----------       -------------       ------------
Income before minority interest and discontinued operations             33,781              2,303             36,084

Minority interest                                                        8,299                468 (F)          8,767
                                                                     ---------         -----------         ----------
Income from continuing operations                                       25,482              1,835             27,317
Preferred dividends                                                      7,234              1,245 (G)          8,479
Premium on Series B Preferred Stock Repurchase                           5,025                  -              5,025
                                                                         -----        -----------         ----------
Income   applicable  to  common   shareholders   from  continuing      $13,223          $     590           $ 13,813
   operations                                                          =======          =========           ========
Basic earnings per share data:
   Income applicable to common shareholders from continuing
     Operations                                                           $.52                                  $.54 (H)
Diluted earnings per share data:
   Income applicable to common shareholders from continuing
     Operations                                                           $.52                                  $.53 (H)
Weighted average number of shares outstanding
       Basic                                                        25,451,169           225,784          25,676,953
                                                                    ==========                            ==========
       Diluted                                                      25,773,934           225,784          25,999,718
                                                                    ==========                            ==========


                        HOME PROPERTIES OF NEW YORK, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2001
           (Unaudited, in Thousands, Except Share and Per Share Data)


                                                                 For the Year Ended December 31, 2001

                                                              Home
                                                         Properties of                             Company
                                                         New York, Inc.        Pro Forma             Pro
                                                         Historical (A)     Adjustments (B)         Forma

Revenues:
Rental Income                                                $341,653             $40,141           $381,606
Property other income                                          13,090               1,846             14,936
Interest and Dividends                                          3,011                                  3,011
Other income                                                    2,273                   -              2,273
                                                           ----------       -------------          ---------

Total revenues                                                360,027              41,987            402,014
                                                             --------            --------            -------

Expenses:
Operating and maintenance                                     142,281              18,036            160,317
General and administrative                                     18,614               1,260 (C)         19,874
Interest                                                       65,742               9,077 (D)         74,819
Depreciation and amortization                                  63,379               6,649 (E)         70,028
                                                            ---------           ----------          --------

Total Expenses                                                290,016              35,022            325,038
                                                             --------            --------            -------

Income  before gain on  disposition  of property  and
   business, minority interest, discontinued
   operations and extraordinary item                           70,011               6,965             76,976
Gain on disposition of property and business                   26,241             (29,802)            (3,561)
                                                            ---------            ---------          ---------
Income before minority interest, discontinued
operations and extraordinary item                              96,252             (22,837)            73,415
Minority interest                                              32,844             (11,743)(F)         21,101
                                                            ---------             --------          --------
Income from continuing operations                              63,408             (11,094)            52,314
Preferred dividends                                            17,681               5,400(G)          23,081
                                                            ---------           ---------           --------
Income   applicable  to  common   shareholders   from        $ 45,727            ($16,494)           $29,233
  continuing operations                                      ========          ===========           =======

Basic earnings per share data:
   Income  applicable  to  common  shareholders  from          $2.07                                   $1.28 (H)
     continuing operations
Diluted earnings per share data:
   Income  applicable  to  common  shareholders  from
     continuing operations                                     $2.06                                   $1.27 (H)
Weighted average number of shares outstanding
     Basic                                                22,101,027              704,602         22,805,629
                                                          ==========                              ==========
     Diluted                                              22,227,521              704,602         22,932,123
                                                          ==========                              ==========



                        HOME PROPERTIES OF NEW YORK, INC.
             NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2002 AND
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                            (Unaudited, in Thousands)

(A) Reflects the historical unaudited consolidated statement of operations for the Company for the six-month period ended June 30, 2002 and the historical consolidated statement of operations for the Company for the year ended December 31, 2001, as appropriate.

(B) Reflects the historical revenues and certain expenses of each of the Acquisition Properties for the period January 1, 2002 through the earlier of the date of acquisition or June 30, 2002, the sale of Carriage Hill Apartments, which is included in income from continuing operations for the period January 1, 2002 through June 30, 2002, and the offering of common and preferred shares that occurred in the first quarter of 2002, as follows. Note that all other Sale Properties, as defined herein, are excluded from this adjustment as they are included in income from discontinued operations in the historical presentation which is not required in this pro forma presentation. In addition to those adjustments previously described, the table reflects other adjustments related to the acquisition or disposition of the properties as denoted by (C), (D), (E) and (F) below.

                                                           For the Six-Month Period Ended June 30, 2002
                                                                                   Preferred/
                                                 Acquisition    Carriage Hill       Common            Pro Forma
                                                  Properties      Apartments       Offerings        Adjustments, net

     Revenues:
     Rental Income                                   $15,840        $ (2,919)              -            $12,921
     Property other income                               342             (28)              -                314
     Interest and Dividends                                -               -               -                  -
     Other income                                          -               -               -                  -
                                                ------------   -------------   -------------       ------------

     Total revenues                                   16,182          (2,947)              -             13,235
                                                     -------        ---------  -------------            -------

     Expenses:
     Operating and maintenance                         7,186            (791)              -              6,395
     General and administrative                          397               -               -                397 (C)
     Interest                                          2,617               -            (731)             1,886 (D)
     Depreciation and amortization                     2,750            (496)              -              2,254 (E)
                                                   ---------       ----------  -------------           --------

     Total Expenses                                   12,950          (1,287)           (731)            10,932
                                                    --------        ---------     -----------           -------

     Income before minority interest and
     discontinued operations                           3,232          (1,660)            731              2,303
     Minority interest                                 1,312             644             200                468 (F)
                                                   ---------      ----------      ----------           --------
     Income from continuing operations                 1,920          (1,016)            931              1,835
     Preferred dividends                                   -               -           1,245              1,245 (G)
                                               -------------   -------------        --------            -------
     Income applicable to common
       shareholders from continuing
       operations                                  $   1,920        ($ 1,016)      ($    314)           $   590
                                                   =========        =========      ==========           =======



                        HOME PROPERTIES OF NEW YORK, INC.
             NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR THE SIX-MONTH PERIOD ENDEDJUNE 30, 2002 AND
                      FOR THE YEAR ENDED DECEMBER 31, 2001
                            (Unaudited, in Thousands)

     Reflects the historical revenues and certain expenses of each of the 2001 Acquisitions, the Acquisition Properties, the 2001 Sale Properties and Carriage Hill Apartments, which is included in income from continuing operations, for the period January 1, 2001 through the earlier of the date of acquisition or disposition or December 31, 2001, as appropriate and the offering of common and preferred shares that occurred in the first quarter of 2002. Note that all other Sale Properties, as defined herein, are excluded from this adjustment as they are included in income from discontinued operations, which is not required in this pro forma presentation. In addition to those adjustments previously described, the table reflects other adjustments related to the acquisition or disposition of the properties as denoted by (C), (D), (E) and (F) below.

                                                                 For the Year Ended December 31, 2001
                                                                -------------------------------------
                                                                                      Carriage      Preferred/
                                              2001       Acquisition    2001 Sale       Hill        Common       Pro Forma
                                          Acquisitions    Properties   Properties    Apartments     Offerings  Adjustments, net

   Revenues:
   Rental Income                              $15,697       $42,954     ($12,662)     ($5,848)             -      $40,141
   Property other income                          750         1,599         (443)         (60)             -        1,846
   Interest and Dividends                           -             -            -            -              -            -
   Other income                                     -             -            -            -              -            -
                                           ----------     ---------     --------    ---------      ---------    ---------
   Total revenues                              16,447        44,553      (13,105)      (5,908)                     41,987
                                             --------      --------     ---------    ---------     ---------     --------
                                                                                                           -

   Expenses:
   Operating and maintenance                    6,497        20,120       (6,351)      (2,230)             -       18,036
   General and administrative                     493         1,337         (393)        (177)             -        1,260 (C)
   Interest                                     4,188         7,578         (495)           -         (2,194)       9,077 (D)
   Depreciation and amortization                2,381         7,115       (1,892)        (955)                      6,649 (E)
                                            ---------     ---------    ----------   ----------      ---------    --------

   Total Expenses                              13,559        36,150       (9,131)      (3,362)        (2,194)      35,022
                                             --------    ----------     --------     ---------     ----------    --------


   Income before gain on disposition
   of property minority interest and
   and discontinued operations                  2,888        8,403       (3,974)      (2,546)          2,194        6,965
   Gain on disposition of property                  -            -      (29,802)           -               -      (29,802)
                                              --------    ----------    --------    ---------       --------      --------
     and discontinued operations                2,888         8,403      (33,776)      (2,546)         2,194      (22,837)
   Minority interest                            1,207         3,572       14,118        1,064          1,340      (11,743)(F)
                                            ---------    ----------     --------       -------      ---------      --------
   Income from continuing operations            1,681         4,831      (19,658)      (1,482)         3,534      (11,094)

   Preferred dividends                              -             -            -            -          5,400        5,400 (G)
                                            ---------    ----------    ---------    ---------       --------     --------
   Income applicable to common
     shareholders from continuing
     operations                             $   1,681      $  4,831     ($19,658)     ($1,482        ($1,866)  ($  16,494)
                                            =========     =========     =========     =======        ========  ===========


(C) Reflects additional general and administrative expenses calculated as 3% of total revenues.

(D) Reflects the increase in interest expense related to the fair value of the debt assumed from the seller or obtained in order to finance each of the 2001 Acquisitions and the Acquisition Properties, offset by the decrease in interest expense related to the Sale Properties and the reduction in interest cost related to variable rate indebtedness, effectively repaid with the proceeds from the sale of 704,602 common shares completed in February 2002.

     The approximated fair market value of debt assumed in acquisition and the carrying amount of debt retired upon disposition along with the respective effective interest rates is summarized as follows:

                                                          Fair Market Value
                            2001 Acquisitions              of Debt Assumed      Interest rate
                            -----------------              ---------------      -------------

                  Virginia Village                           $ 9,600,000              6.91%
                  Sandalwood                                 $17,500,000              5.78%
                  Southern Meadows                           $20,600,000              7.25%
                  Windsor at Hauppauge                       $20,200,000              7.10%
                  Windsor at Hauppauge                       $ 5,000,000              6.70%
                  Fenland Field                              $14,500,000              5.78%
                  Courtyard Village                          $ 5,400,000              6.67%
                  The Manor                                  $36,400,000              5.78%
                  Wellington                                 $ 7,900,000              6.98%



                                                          Fair Market Value
                         Acquisition Properties            of Debt Assumed      Interest rate
                         ----------------------            ---------------      -------------
                  Green Acres                               $  5,800,000              6.30%
                  Cambridge Village                         $  2,800,000              5.96%
                  Cambridge Village                         $    600,000              5.21%
                  Stratford Green                           $ 14,100,000              5.69%
                  Stratford Green                           $  2,100,000              5.69%
                  Westwood Village                          $ 16,500,000              5.94%
                  Westwood Village                          $  1,000,000              5.94%
                  Woodmont Village                          $  2,700,000              5.41%
                  Woodmont Village                          $  1,200,000              5.38%
                  Yorkshire Village                         $  1,600,000              5.81%
                  Hawthorne  Court
                   (formally Concord Village)               $ 11,100,000              5.83%
                  Heritage Square                           $  3,200,000              5.88%
                  Holiday Square                            $  4,000,000              6.45%
                  Gardencrest                               $  6,000,000              6.00%
                  Brittany Place                            $ 20,900,000              4.78%
                  Cider Mill                                $ 48,800,000              4.72%



                                                          Carrying Value of
                          2001 Sale Properties               Debt Retired       Interest rate
                          --------------------               ------------       -------------
                  Garden Village                              $4,600,000              7.75%
                  Hamlet Court                                $1,700,000              7.11%
                  Doub Meadows                                $2,800,000              7.50%
                  Strawberry Hill                             $2,300,000              8.26%

(E) Reflects depreciation and amortization related to each of the 2001 Acquisitions, the Acquisition Properties, 2001 Sale Properties and Carriage Hill Apartments, as appropriate. The appliances and equipment have an estimated useful life of ten years and the building has an estimated useful life of forty years.
(F) Reflects the adjustment to minority interest expense based upon the impact of the above pro forma adjustments on income before minority interest and discontinued operations and the issuance of OP Units as of January 1, 2001.
(G) Reflects the issuance of 2,400,000 million shares of the 9% Series F Cumulative Redeemable Preferred Stock outstanding as of January 1, 2002 or January 1, 2001, as appropriate, with an average annual dividend rate of $2.25 per share.
(H) Pro forma income per common share is based upon the weighted average number of common shares assumed to be outstanding during 2001 and 2002, as appropriate, and includes all shares issued in conjunction with the February 2002 common share offering.

         In accordance with SFAS 128, earnings per share from income applicable to common shareholders from continuing operations is calculated as follows (in thousands):

                                                                                                         December 31,
                                                                                  June 30, 2002               2001
                                                                                  -------------          ------------


        Income from continuing operations                                                 $27,317            $52,314
         Less: Preferred dividends                                                          8,479             23,081
               Premium on Series B Preferred Stock repurchase                               5,025                  -
                                                                                        ---------          ---------
        Basic and Diluted - Income from continuing operations applicable to
           common shareholders                                                            $13,813            $29,233
                                                                                          =======            =======

        Basic weighted average number of shares outstanding                            25,676,953         22,805,629
        Effect of dilutive stock options                                                  322,765            126,494
                                                                                       ----------         ----------
        Diluted weighted average number of shares outstanding                          25,999,718         22,932,123
                                                                                       ==========         ==========

        Basic earnings per share data:
          Income applicable to common shareholders from continuing
            operations                                                                     $0.54              $1.28

        Diluted earnings per share data:
          Income applicable to common shareholders from continuing
            operations                                                                     $0.53              $1.27






                        HOME PROPERTIES OF NEW YORK, INC.
                   ESTIMATED TWELVE-MONTH PRO FORMA STATEMENT
          OF TAXABLE NET OPERATING INCOME AND OPERATING FUNDS AVAILABLE
                                   (UNAUDITED)

The following unaudited statement is a proforma estimate for a twelve-month period of taxable income and funds available from operations of the Company. The unaudited pro forma statement is based on the Company's historical operating results for the year ended December 31, 2001 adjusted as if the following transactions had occurred on January 1, 2001: (i) the acquisition by the Company of the Acquisition Properties, (ii) the disposition by the Company of the Sale Properties, (iii) the acquisition by the Company of the 2001 Acquisitions, (iv) the disposition by the Company of the 2001 Sale Properties, (v) the sale by the Company of 2,400,000 shares of its 9.00% Series F Cumulative Redeemable Preferred Stock in March 2002 and (vi) the sale by the Company of an aggregate of 704,602 common shares in February 2002 in two separate offerings.


This statement should be read in conjunction with (i) the historical financial statements and notes thereto of the Company included in the Home Properties of New York, Inc. Form 8-K dated January 23, 2002 (which financial statements reflect the impact of property sales as discontinued operations pursuant to the provisions of SFAS 144 - "Accounting for the Impairment or Disposal of Long-Lived Assets") for the year ended December 31, 2001 and (ii) the pro forma consolidated financial statements of the Company included herein.


ESTIMATE OF TAXABLE NET OPERATING INCOME (IN THOUSANDS):


Historical earnings from operations, exclusive of depreciation and amortization (Note 1)                  $ 126,787
Acquisition Properties net of sale properties historical earnings from operations,
  as adjusted, exclusive of depreciation (Note 2)                                                            (2,879)
                                                                                                         -----------

                                                                                                            123,908
Estimated tax basis depreciation and amortization (Note 3)
    HPNY                                                                                                    (63,075)
    Acquisition Properties, net of Sale Properties                                                           (8,514)
                                                                                                             ------

Pro Forma taxable operating income before dividends deduction                                                52,319
Estimated dividends deduction (Note 4)                                                                       67,025
                                                                                                         ----------

                                                                                                           ($14,706)

Pro Forma taxable operating income                                                                     $          -
                                                                                                       ============

ESTIMATE OF PRO FORMA OPERATING FUNDS AVAILABLE (NOTE 5)
  (IN THOUSANDS):
Pro Forma taxable operating income before dividends deduction                                             $  52,319
Add pro forma tax basis depreciation and amortization                                                        71,589
                                                                                                          ---------

Estimate of pro forma operating funds available                                                            $123,908

                                                                                                           ========


Note 1 - The historical earnings from operations represents the Company's net income applicable to common shares as adjusted for depreciation and amortization for the year ended December 31, 2001, as reflected in the historical financial statements.

Note 2 - The historical earnings from operations represents the pro forma results of the properties acquired since January 1, 2001, for the year ended December 31, 2001, net of Sale Properties.

Note 3 - The tax basis depreciation of the Company is based upon the original purchase price allocated to the buildings, equipment and personal property, depreciated on a straight-line basis over a 27.5- and 5-year life, respectively. Such amount is presented net of the amounts associated with the Sale Properties.

Note 4 - Estimated dividends deduction includes the Series F preferred dividend of $5,400 plus the estimated dividend rate of $2.40 per common share. Common shares outstanding, on a pro forma basis, are 25,676,953.

Note 5 - Operating funds available does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    HOME PROPERTIES OF NEW YORK, INC.
                                    ---------------------------------
                                            (Registrant)



                                    Date:   October 25, 2002
                                            -----------------------------------


                                    By:     /s/ David P. Gardner
                                            -----------------------------------
                                            David P. Gardner
                                            Sr. Vice President and
                                            Chief Financial Officer